UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2010

The Orchard Enterprises, Inc.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-51761	20-3365526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23 East 4th Street 3rd Floor New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

(Registrant's telephone number, including area code): (212) 201-9280

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On July 29, 2010, pursuant to the terms of the Agreement and Plan of Merger dated as of March 15, 2010, as amended (the “Merger Agreement”), among The Orchard Enterprises, Inc., a Delaware corporation (the “Company”), Dimensional Associates, LLC, a New York limited liability company (“Dimensional”), and Orchard Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Dimensional (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a majority-owned subsidiary of Dimensional (the “Merger”).

In connection with the closing of the transaction, Dimensional consented to the non-application of provisions of the Company’s Certificate of Designations of the Series A Convertible Preferred Stock described under Item 3.03 below and waived the closing condition that fewer than 4% of the holders of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), outstanding as of the record date for the stockholders meeting to adopt the Merger Agreement and approve the Merger exercise their dissenter’s rights under the General Corporation Law of Delaware (the “DGCL”).

At the effective time of the merger (the “Effective Time”), each outstanding share of Common Stock, other than shares held by Dimensional, its affiliates and stockholders who properly exercised and perfected their appraisal rights under the DGCL (such stockholders, the “Dissenting Stockholders”), was automatically converted into the right to receive (a) $2.05 in cash and (b) a contingent right to receive additional cash consideration, under certain circumstances if Dimensional or the Company or any of their affiliates enters into a commitment to sell at least 80% of the Company’s voting securities or assets within six months of the consummation of the Merger (collectively, the “Merger Consideration”).

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 29, 2010, the Company notified The Nasdaq Stock Market, LLC (“Nasdaq”) of the effectiveness of the Merger.  In connection therewith, the Company informed Nasdaq that each outstanding share of the Company’s Common Stock, other than shares held by Dimensional, its affiliates and the Dissenting Stockholders, was automatically converted into the right to receive the Merger Consideration, and requested that Nasdaq suspend trading of the Common Stock effective as of the opening of trading on July 30, 2010 and file with the Securities and Exchange Commission an application on Form 25 to report that shares of the Company’s Common Stock are no longer listed on Nasdaq.  As a result, the last day of trading of the Company’s Common Stock was July 29, 2010.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, each share of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by Dimensional Associates, its affiliates and the Dissenting Stockholders) was converted into the right to receive the Merger Consideration.  Upon the Effective Time, the Company’s stockholders immediately prior to the Effective Time ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration).

The Certificate of Designations of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Stock”), was amended to provide that the holders of a majority of the then outstanding shares of Series A Stock may consent to the non-application of certain provisions of the Certificate of Designations requiring the allocation of the consideration for any transaction constituting a “Change of Control Event” (as defined in the Certificate of Designations) among the holders of the Series A Stock and the Common Stock.

The description of the amendment to the Certificate of Designations of the Series A Stock is qualified in its entirety by the copy thereof which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the Merger and pursuant to the terms of the Merger Agreement, the directors of Merger Sub, Daniel C. Stein and Joseph D. Samberg, became the sole directors of the Company as of the Effective Time.  David Altschul, Viet Dinh, Michael Donahue, Bradley Navin, Nathan Peck and Joel Straka ceased to be directors of the Company as of the Effective Time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, from and after the Effective Time the Certificate of Incorporation of the Company, as amended (the “Old Charter”), was amended and restated in its entirety as the Second Amended and Restated Certificate of Incorporation (the “New Charter”).

The New Charter does not contain the super-majority voting provision that was contained in Article X of the Old Charter and that required the affirmative vote of 66-2/3% of the then outstanding voting securities of the Company, voting together as a single class, to amend, repeal or modify the provisions of Article VII (Limitation of Liability; Indemnification; Amendments), Article VIII (Number of Directors; Election of Directors) and Article X of the Old Charter and Sections 2.3 (Special Meeting), 2.4 (Advance Notice Procedures; Notice of Stockholders’ Meetings) and 2.9 (Voting) of the Company’s Bylaws.

The New Charter added a provision that transactions between the Company and one or more of its directors, or between the Company and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, are not void or voidable solely for that reason, or solely because such directors or officers are present at, participate or vote at (with such votes being counted) in the meeting of the board of directors of the Company or the committee thereof which authorizes the contract or transaction so long as: (i) the material facts regarding the transaction are known to the board of directors or the committee and the disinterested directors approve the transaction; (ii) the material facts regarding the transaction are known to the board of directors or the committee and the Company’s stockholders approve the transaction; or (iii) the transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

The New Charter also added a provision that whenever a compromise or arrangement is agreed between the Company and its creditors and/or its stockholders, such compromise or arrangement will be binding, if properly sanctioned by a court, on the Company and on all the creditors and/or stockholders, as applicable, of the Company if the compromise or arrangement is approved by a majority in number representing three-fourths in value of the creditors and/or of the stockholders, as applicable.

The description of the New Charter is qualified in its entirety by the copy thereof which is attached as Exhibit 3.1 to this Current Report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2010 Annual Meeting of Stockholders of the Company held July 29, 2010 the following proposals were voted on and approved:

(1)         To approve and adopt the Merger Agreement to approve the Merger.

Vote of the holders of the Common Stock and the holders of the Series A Stock voting together as a single class.

For	Against	Abstain	Broker Non-Votes
6,360,746	797,880	1,317	348,638

Vote of the holders of the Common Stock and the holders of the Series A Stock, in each case, other than Dimensional and its affiliates, voting together as a single class.

For	Against	Abstain	Broker Non-Votes
2,132,693	797,880	1,317	348,638

(2)           To approve an amendment to the Certificate of Designations of the Series A Stock.

Vote of the holders of the Common Stock and the holders of the Series A Stock voting together as a single class.

For	Against	Abstain	Broker Non-Votes
6,270,421	854,147	35,375	348,638

Vote of the holders of the Series A Stock voting separately as a class.

For	Against	Abstain	Broker Non-Votes
1,495,689	—	—	—

(3)           To elect seven members of the Company’s board of directors each to serve a one-year term expiring at the next annual meeting of stockholders.

	Votes For	Votes Withheld	Broker Non-Votes
David Altschul	6,293,631	866,312	348,638
Viet Dinh	6,293,631	866,312	348,638
Michael Donahue	6,293,631	866,312	348,638
Bradley Navin	6,293,531	866,412	348,638
Nathan Peck	6,293,631	866,312	348,638
Daniel Stein	6,352,215	807,728	348,638
Joel Straka	6,293,631	866,312	348,638

(4)           To ratify the appointment of Marcum LLP as the Company's independent registered public accounting firm for fiscal year 2010.

For	Against	Abstain
6,831,285	673,195	4,101

(5)           To approve an adjournment of the Annual Meeting of Stockholders, if necessary, to permit further solicitation and vote of proxies if there were insufficient votes at the time of the Annual Meeting to approve the Merger and to approve and adopt the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
6,700,498	715,183	92,900	—

Item 8.01	Other Events.

The disclosure under the heading Introductory Note in this Current Report is incorporated into this Item 8.01 by reference.

The Company issued a press release dated July 29, 2010 announcing the completion of the Merger.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation of the Company
3.2	Certificate of Amendment to the Certificate of Designations of Series A Convertible Preferred Stock of the Company
99.1	Press Release of the Company dated July 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Orchard Enterprises, Inc.

Date: July 30, 2010	By:	/s/ Bradley Navin
Name: Bradley Navin
Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation of the Company
3.2	Certificate of Amendment to the Certificate of Designations of Series A Convertible Preferred Stock of the Company
99.1	Press Release of the Company dated July 29, 2010